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ONTARIO SECURITIES COMMISSION
FORM 45-102F2

Certificate under Subsection 2.7(2) or (3) of
Multilateral Instrument 45-102 Resale of Securities

The Thomson Corporation ("Thomson") has distributed securities under a provision listed in Appendix D or E to Multilateral Instrument 45-102 or a provision of securities legislation that specifies that the first trade of the securities is subject to section 2.5 or 2.6 of Multilateral Instrument 45-102 and hereby certifies that in respect of a distribution on September 16, 2002 of 1,354,108 common shares of Thomson, Thomson was a qualifying issuer within the meaning of Multilateral Instrument 45-102 Resale of Securities at the distribution date.

DATED at Toronto this 16th day of September, 2002.

The Thomson Corporation
By:	/s/ PAULA R. MONAGHAN Paula R. Monaghan Assistant Secretary

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ONTARIO SECURITIES COMMISSION FORM 45-102F2
Certificate under Subsection 2.7(2) or (3) of Multilateral Instrument 45-102 Resale of Securities